Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS INITIATES COMPLETION OF PLANNED $300 MILLION REDUCTION OF LONG-TERM DEBT IN 2012

Continued Free Cash Flow Allows HanesBrands to Call for Redemption of Remaining $147 Million of Floating Rate Senior Notes Due 2014

WINSTON-SALEM, N.C. (Sept. 18, 2012) – HanesBrands (NYSE: HBI) announced today that it intends to redeem the final $147.1 million of its Floating Rate Senior Notes due 2014, which will complete the retirement of approximately $300 million of floating-rate bond debt as planned in 2012.

Hanes is using free cash flow to significantly reduce long-term debt and leverage in 2012 and plans to continue in 2013.

“Free cash flow is tracking to our plans and has allowed us to meet our goal of retiring all $300 million of our floating-rate notes this year,” said Hanes Chief Financial Officer Richard D. Moss. “Our priority for use of free cash flow next year will continue to be the deleveraging of our balance sheet as we expect to prepay another $500 million of bond debt late in 2013.”

Hanes has issued a notice of redemption pursuant to the indenture for the Floating Rate Notes due 2014 stating that it intends to redeem $147,055,000 aggregate principal amount of the Floating Rate Notes on Oct. 17, 2012, at a redemption price equal to 100 percent of the principal amount of the Notes, including interest accrued and unpaid to the redemption date. Hanes had already redeemed $150 million of the Floating Rate Notes on July 12, 2012.

Next year, the company’s goal is to pay off its $500 million of 8 percent notes, reducing bond debt to approximately $1 billion.

HanesBrands Initiates Completion of Planned $300 Million Reduction of Long-Term Debt in 2012 – Page 2

Cautionary Statement Concerning Forward-Looking Statements

Statements in this press release that are not statements of historical fact, including those regarding the company’s debt-reduction plans, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current intent, beliefs, plans and expectations and involve risks and uncertainties that may cause actual results to differ materially from HanesBrands’ historical experience and present expectations or projections. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements, press releases and other communications, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear For Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 152 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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